UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2019

Beyond Commerce, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-52490 (Commission File Number)	98-0512515 (I.R.S. Employer Identification No.)

3773 Howard Hughes Pkwy, Suite: 500 Las Vegas, Nevada (Address of Principal Executive Offices)	89169 (Zip Code)

(702) 675-8022

(Registrant’s Telephone Number, Including Area Code)

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Smaller reporting company   ☒                        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Item 1.01. Entry into a Material Definitive Business Combination Agreement

    Las Vegas, NV (February 11, 2019) – Beyond Commerce, Inc. (OTCQB: BYOC), (the “Company”), a planned global provider of B2B internet marketing analytics, technologies, and related services, is pleased to announce that it has signed a definitive business combination agreement with PathUX, LLC. Beyond Commerce Chairman and CEO George Pursglove commented, "PathUX provides Cloud based marketing automation software and will make a great addition to our future vision, has recurring revenues and a great team. We look forward to our future growth plans together." We expect the provisions of the agreement to be implemented in the second quarter of 2019.

    PathUX , co-founder and Chief Executive Officer Chrisitan Schine described the business combination with Beyond Commerce as "an outstanding opportunity to work with Beyond Commerce in their quest to build a leadership position in the global B2B internet marketing analytics, technologies and related services space. Robert Bisson, co-founder and Chief Financial Officer for PathUX stated that “he believes there are tremendous possibilities for synergies and cross-selling opportunities between our two companies.”

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Exhibits
Exhibit No.	Description
99.1	Press Release Dated 2/11/2019
SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
BEYOND COMMERCE, INC.

Date: February 11, 2019	By:	/s/ George D. Pursglove
George D. Pursglove, Chief Executive Officer and Director